Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

Traci J. Anderson, CPA
14026 Cinnabar Place
Huntersville, NC 28078

December 8, 2006

Board of Directors
Dark Dynamite Inc.
E Pang Gong Site
44 Hong Guang Road
Xi An, P.R.China 710068

Re: Form S-8 Registration Statement; Consent of Auditors

Dear Members of the Board:

We have issued our report dated April 18, 2006, accompanying the financial statements of Dark Dynamite Inc., which is incorporated by reference in this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report, and the use of our name under the heading “Experts.”

Sincerely,

/s/ Traci J. Anderson, CPA
Traci J. Anderson, CPA

Certified Public Accountants